                                                                                                                     EXHIBIT 99.1

                                                  SOUTHWEST GAS CORPORATION
                                                 SUMMARY STATEMENTS OF INCOME
                                          (In thousands, except per share amounts)
                                                          (Unaudited)
                                                            THREE MONTHS ENDED       SIX MONTHS ENDED      TWELVE MONTHS ENDED
                                                                 JUNE 30,                JUNE 30,                JUNE 30,
                                                           ---------------------- ----------------------- -----------------------
                                                             1999        1998        1999        1998        1999        1998
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Gas operating revenues                                     $ 166,679   $ 165,017  $  445,789  $  439,380  $  806,006  $  734,741
Net cost of gas sold                                          71,839      73,768     207,725     194,755     342,819     282,771
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Operating margin                                              94,840      91,249     238,064     244,625     463,187     451,970
Operations and maintenance expenses                           55,378      52,181     108,944     103,031     215,085     206,335
Depreciation, amortization, and general taxes                 28,951      27,519      58,074      54,793     115,158     107,288
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Operating income (loss)                                       10,511      11,549      71,046      86,801     132,944     138,347
Net interest deductions                                       14,431      15,314      29,063      31,339      60,008      63,634
Preferred securities distribution                              1,369       1,369       2,738       2,738       5,475       5,475
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Pretax utility income (loss)                                  (5,289)     (5,134)     39,245      52,724      67,461      69,238
Utility income tax expense (benefit)                          (2,196)     (1,962)     15,189      20,292      28,361      22,886
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Net utility income (loss)                                     (3,093)     (3,172)     24,056      32,432      39,100      46,352
Other income (expense), net                                   (1,283)        (54)     (1,367)         (1)     (4,012)     (7,885)
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Contribution to net income (loss) - gas operations            (4,376)     (3,226)     22,689      32,431      35,088      38,467
Contribution to net income (loss) - construction services        780         712       1,981       1,008       3,680       2,621
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Net income (loss)                                          $  (3,596)  $  (2,514) $   24,670  $   33,439  $   38,768  $   41,088
                                                           ==========  ========== =========== =========== =========== ===========

Earnings (loss) per share - gas operations                 $   (0.14)  $   (0.12) $     0.74  $     1.18  $     1.17  $     1.41
Earnings per share - construction services                      0.02        0.03        0.07        0.04        0.12        0.09
                                                           ----------  ---------- ----------- ----------- ----------- -----------
Basic earnings (loss) per share                            $   (0.12)  $   (0.09) $     0.81  $     1.22  $     1.29  $     1.50
                                                           ==========  ========== =========== =========== =========== ===========
Diluted earnings (loss) per share                          $   (0.12)  $   (0.09) $     0.80  $     1.21  $     1.28  $     1.49
                                                           ==========  ========== =========== =========== =========== ===========

Average outstanding common shares                             30,621      27,570      30,559      27,509      30,123      27,366
Average shares outstanding (assuming dilution)                --          --          30,830      27,691      30,372      27,525


The summary statements of income have been prepared by Southwest Gas Corporation
(the Company) using the equity method of accounting for its construction services subsidiary. This presentation is not in accordance with generally accepted accounting principles (GAAP). However, it produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's operating segments.




                                               SOUTHWEST GAS CORPORATION
                                              SUMMARY STATEMENTS OF INCOME
                                       (In thousands, except per share amounts)
                                                     (Unaudited)

                                                                          SIX MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                              JUNE 30,                          JUNE 30,
                                                                   ------------------------------    ------------------------------
                                                                       1999             1998             1999             1998
-----------------------------------------------------------------------------------------------------------------------------------
Gas operating revenues                                             $    445,789     $    439,380    $     806,006     $    734,741
Net cost of gas sold                                                    207,725          194,755          342,819          282,771
-----------------------------------------------------------------------------------------------------------------------------------
Operating margin                                                        238,064          244,625          463,187          451,970
Operations and maintenance expenses                                     108,944          103,031          215,085          206,335
Depreciation, amortization, and general taxes                            58,074           54,793          115,158          107,288
-----------------------------------------------------------------------------------------------------------------------------------
Operating income                                                         71,046           86,801          132,944          138,347
Net interest deductions                                                  29,063           31,339           60,008           63,634
Preferred securities distribution                                         2,738            2,738            5,475            5,475
-----------------------------------------------------------------------------------------------------------------------------------
Pretax utility income                                                    39,245           52,724           67,461           69,238
Utility income tax expense                                               15,189           20,292           28,361           22,886
-----------------------------------------------------------------------------------------------------------------------------------
Net utility income                                                       24,056           32,432           39,100           46,352
Other income (expense), net                                              (1,367)              (1)          (4,012)          (7,885)
-----------------------------------------------------------------------------------------------------------------------------------
Contribution to net income - gas operations                              22,689           32,431           35,088           38,467
Contribution to net income - construction services                        1,981            1,008            3,680            2,621
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                         $     24,670     $     33,439    $      38,768     $     41,088
===================================================================================================================================

Earnings per share - gas operations                                $       0.74     $       1.18    $        1.17     $       1.41
Earnings per share - construction services                                 0.07             0.04             0.12             0.09
-----------------------------------------------------------------------------------------------------------------------------------
Basic earnings per share                                           $       0.81     $       1.22    $        1.29     $       1.50
===================================================================================================================================
Diluted earnings per share                                         $       0.80     $       1.21    $        1.28     $       1.49
===================================================================================================================================

Average outstanding common shares                                        30,559           27,509           30,123           27,366
Average shares outstanding (assuming dilution)                           30,830           27,691           30,372           27,525

                   See Notes to Summary Financial Statements.




                                        SOUTHWEST GAS CORPORATION
                                          SUMMARY BALANCE SHEET
                                            AT JUNE 30, 1999
                                             (In thousands)
                                              (Unaudited)

ASSETS
UTILITY PLANT
  Gas plant, net of accumulated depreciation                            $   1,477,647
  Construction work in progress                                                35,107
                                                                        --------------
    Net utility plant                                                       1,512,754
                                                                        --------------
OTHER PROPERTY AND INVESTMENTS
  Investment in construction services subsidiary                               28,977
  Other                                                                        43,859
                                                                        --------------
    Total other property and investments                                       72,836
                                                                        --------------
CURRENT AND ACCRUED ASSETS
  Cash, working funds and temporary cash investments                            8,549
  Receivables - less reserve of $1,664 for uncollectibles                      37,210
  Accrued utility revenue                                                      23,000
  Other                                                                        31,261
                                                                        --------------
    Total current and accrued assets                                          100,020
                                                                        --------------
DEFERRED DEBITS
  Unamortized debt expense                                                     17,905
  Other deferred debits                                                        25,577
                                                                        --------------
    Total deferred debits                                                      43,482
                                                                        --------------
    TOTAL ASSETS                                                        $   1,729,092
                                                                        ==============

CAPITALIZATION AND LIABILITIES
CAPITALIZATION
  Common stockholders' equity
    Common stock equity, $1 par, 30,683 shares outstanding              $     463,327
    Retained earnings                                                          31,606
                                                                        --------------
      Total common stockholders' equity                                       494,933               37.1 %
  Preferred securities of Southwest Gas Capital I, 9.125%                      60,000                4.5
  Long-term debt - NOTE 2                                                     780,307               58.4
                                                                        --------------     -----------------
      Total capitalization                                                  1,335,240              100.0 %
                                                                        --------------     =================

CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                                 4,320
  Accounts payable                                                             34,556
  Customer deposits                                                            25,519
  Taxes accrued (including income taxes)                                       48,445
  Deferred purchased gas costs                                                  3,006
  Other                                                                        50,494
                                                                        --------------
      Total current and accrued liabilities                                   166,340
                                                                        --------------
DEFERRED CREDITS
  Deferred investment tax credits                                              16,837
  Deferred income taxes                                                       160,302
  Other                                                                        50,373
                                                                        --------------
      Total deferred credits                                                  227,512
                                                                        --------------
      TOTAL CAPITALIZATION AND LIABILITIES                              $   1,729,092
                                                                        ==============


                                See Notes to Summary Financial Statements.

                         SOUTHWEST GAS CORPORATION
                      SUMMARY STATEMENT OF CASH FLOWS
                       SIX MONTHS ENDED JUNE 30, 1999
                               (In thousands)
                                (Unaudited)

CASH FLOWS FROM OPERATIONS:
  Net income                                                     $    24,670
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                   43,563
      Change in receivables and payables                              40,677
      Change in gas cost related balancing items                      60,669
      Change in accrued taxes                                         14,744
      Change in deferred taxes                                       (18,077)
      Allowance for funds used during construction                    (1,040)
      Other                                                           (2,061)
                                                                 ------------

       Net cash provided by operating activities                     163,145
                                                                 ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                          (94,709)
  Other                                                                3,523
                                                                 ------------

       Net cash used in investing activities                         (91,186)
                                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from stock issuances                                    6,447
  Dividends paid                                                     (12,529)
  Change in notes payable                                            (47,680)
  Long-term debt issuances, net                                        4,000
  Retirement of long-term debt                                       (27,000)
                                                                 ------------

       Net cash used in financing activities                         (76,762)
                                                                 ------------

Change in cash and temporary cash investments                         (4,803)
Cash at beginning of period                                           13,352
                                                                 ------------

Cash at end of period                                            $     8,549
                                                                 ============

SUPPLEMENTAL INFORMATION:
Interest paid, net of amounts capitalized                        $    29,433
Income taxes, net of refunds                                     $    16,807

                 See Notes to Summary Financial Statements.





                            SOUTHWEST GAS CORPORATION
                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                                 (In thousands)
                                   (Unaudited)



NOTE 1 - BASIS OF PRESENTATION:

      The summary financial statements have been prepared by Southwest Gas
      Corporation (the Company) using the equity method of accounting for its construction services subsidiary. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The summary financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's operating segments.

NOTE 2 - LONG-TERM DEBT:

      Revolving credit facility, variable rate                                       $    173,000
      Debentures and notes:
         Debentures, 9.75% series F, due 2002                                             100,000
         Debentures, 7.50% series, due 2006                                                75,000
         Debentures, 8% series, due 2026                                                   75,000
         Medium-term notes, 7.59% series, due 2017                                         25,000
         Medium-term notes, 7.78% series, due 2022                                         25,000
         Medium-term notes, 7.92% series, due 2027                                         25,000
         Medium-term notes, 6.89% series, due 2007                                         17,500
         Medium-term notes, 6.76% series, due 2027                                          7,500
         Medium-term notes, 6.27% series, due 2008                                         25,000
      Industrial development revenue bonds:
         Variable-rate bonds, Series A, due 2028 - net of funds held in trust              33,992
         7.30% 1992 Series A, due 2027                                                     30,000
         7.50% 1992 Series B, due 2032                                                    100,000
         6.50% 1993 Series A, due 2033                                                     75,000
      Unamortized discount on long-term debt                                               (6,685)
                                                                                     -------------

      TOTAL LONG-TERM DEBT                                                           $    780,307
                                                                                     =============

      ESTIMATED CURRENT MATURITIES                                                   $        --
                                                                                     =============





                            SOUTHWEST GAS CORPORATION
                            SELECTED STATISTICAL DATA
                                  JUNE 30, 1999


FINANCIAL STATISTICS
Market value to book value per share at quarter end                    177%
Twelve months to date return on equity  -- total company               8.2%
                                        -- gas segment                 7.8%
Common stock dividend yield at quarter end                             2.9%

GAS OPERATIONS SEGMENT
                                                                                                    Authorized
                                                                  Authorized      Authorized        Return on
                                                                  Rate Base        Rate of            Common
Rate Jurisdiction                                               (In thousands)      Return            Equity
--------------------------------                                --------------  --------------    --------------
Arizona (1)                                                     $   541,104              9.38%            11.25%
Southern Nevada (1)                                                 237,165              9.50             11.55
Northern Nevada (1)                                                  63,986              9.67             11.55
Southern California                                                  69,486              9.94             11.35
Northern California                                                  21,959             10.02             11.35
Paiute Pipeline Company (1)                                          72,054              9.69             11.60

  (1) Estimated amounts based on rate case settlements.


SYSTEM THROUGHPUT BY CUSTOMER CLASS                                   SIX MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                          JUNE 30,                            JUNE 30,
                                                                ------------------------------     --------------------------------
                       (In dekatherms)                             1999             1998              1999                1998
-----------------------------------------------------------------------------------------------------------------------------------
Residential                                                      37,051,568        39,760,871        55,984,863         57,895,319
Small commercial                                                 15,957,431        16,426,936        26,524,178         26,596,665
Large commercial                                                  3,583,670         4,117,306         7,398,927          7,726,751
Industrial / Other                                                6,820,395         5,898,152        17,628,228         10,842,440
Transportation                                                   56,621,625        43,892,841       112,865,980        101,434,426
-----------------------------------------------------------------------------------------------------------------------------------
Total system throughput                                         120,034,689       110,096,106       220,402,176        204,495,601
===================================================================================================================================


HEATING DEGREE DAY COMPARISON
-----------------------------------------------------------------------------------------------------------------------------------
Actual                                                            1,432             1,709             2,038              2,358
Ten-year average                                                  1,418             1,414             2,042              2,035
===================================================================================================================================